Exhibit 99.1

AMCON Distributing Company Reports Results for the Quarter Ended December 31, 2020

OMAHA, Neb.--(BUSINESS WIRE)--January 19, 2021--AMCON Distributing Company (“AMCON”) (NYSE American: DIT), an Omaha, Nebraska based consumer products company, is pleased to announce fully diluted earnings per share of $5.57 on net income available to common shareholders of $3.1 million for its first fiscal quarter ended December 31, 2020.

“We are pleased with our results for the first fiscal quarter. AMCON faced a challenging operating environment. Our management team was able to deliver to our customers a safe and seamless level of customer service,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. Mr. Atayan further noted, “AMCON remains focused on our long term strategic initiatives. We continue to seek out acquisition opportunities for distributors who want to align with our growing platform and customer centric management philosophy.”

The wholesale distribution segment reported revenues of $393.6 million and operating income of $5.8 million for the first quarter of fiscal 2021. The retail health food segment reported revenues of $11.1 million and an operating loss of $0.1 million for the first quarter of fiscal 2021.

“We work interactively with our customers to develop customized foodservice and technology platforms. This collaborative approach enables our customers to enhance their profitability, which is especially important in light of rapidly changing market conditions. Our customer base continues to grow geographically and AMCON is deploying the capital and human resources necessary to support this growth,” said Andrew C. Plummer, AMCON’s President and Chief Operating Officer.

Charles J. Schmaderer, AMCON’s Chief Financial Officer said, “We are pleased with the progress of our strategic investment in Team Sledd, LLC. We ended the quarter with $65.6 million of shareholders’ equity and continue to work closely with our banking group to optimize our capital structure. During the quarter, we refinanced and extended the maturity of certain term loans allowing us to capitalize on the current interest rate environment.”

AMCON’s Healthy Edge Retail Group plays an important role in the health and wellness of the communities it serves. Throughout the pandemic, our management team has worked diligently to offer a continuous and safe shopping experience for customers. Our long term relationship with the organic/natural products vendor community has enabled our stores to meet the demands of our customers for total wellness solutions. Our strategy is to offer a broad selection of the highest quality organic and natural merchandise available supported by a high degree of customer service not found at other big box retailers within our industry.

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with locations in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Tennessee. AMCON also operates twenty-one (21) health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Akin’s Natural Foods www.akins.com in its Midwest market, and Chamberlin's Natural Foods www.chamberlins.com and Earth Origins Market www.earthoriginsmarket.com in its Florida market.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries Condensed Consolidated Balance Sheets December 31, 2020 and September 30, 2020

	December	September
	2020	2020
	(Unaudited)
ASSETS
Current assets:
Cash	$515,098	$661,195
Accounts receivable, less allowance for doubtful accounts of $0.8 million at December 2020 and $0.9 million at September 2020	29,712,850	34,278,429
Inventories, net	67,832,187	98,971,773
Prepaid and other current assets	7,884,267	2,091,645
Total current assets	105,944,402	136,003,042

Property and equipment, net	17,171,501	17,497,274
Operating lease right-of-use assets, net	18,660,239	18,936,126
Note receivable	3,500,000	3,500,000
Goodwill	4,436,950	4,436,950
Other intangible assets, net	500,000	500,000
Equity method investment	7,189,433	6,744,095
Other assets	343,593	383,786
Total assets	$157,746,118	$188,001,273

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,054,417	$22,108,299
Accrued expenses	11,137,468	8,306,160
Accrued wages, salaries and bonuses	2,468,758	4,761,020
Income taxes payable	465,553	567,408
Current operating lease liabilities	5,756,176	5,607,098
Current maturities of long-term debt	512,344	516,850
Total current liabilities	37,394,716	41,866,835

Credit facility	33,051,949	61,971,682
Deferred income tax liability, net	1,939,311	1,806,575
Long-term operating lease liabilities	13,575,388	14,028,606
Long-term debt, less current maturities	5,477,181	2,608,794
Other long-term liabilities	757,387	927,241

Shareholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 551,369 shares outstanding at December 2020 and 537,715 shares outstanding at September 2020	8,834	8,697
Additional paid-in capital	25,007,239	24,282,058
Retained earnings	71,401,400	71,362,334
Treasury stock at cost	(30,867,287)	(30,861,549)
Total shareholders’ equity	65,550,186	64,791,540
Total liabilities and shareholders’ equity	$157,746,118	$188,001,273

AMCON Distributing Company and Subsidiaries Condensed Consolidated Unaudited Statements of Operations for the three months ended December 31, 2020 and 2019

	For the three months ended December
	2020	2019
Sales (including excise taxes of $100.5 million and $94.0 million, respectively)	$404,744,774	$360,101,103
Cost of sales	381,282,795	339,256,392
Gross profit	23,461,979	20,844,711
Selling, general and administrative expenses	18,599,816	18,952,735
Depreciation and amortization	774,285	725,461
	19,374,101	19,678,196
Operating income	4,087,878	1,166,515

Other expense (income):
Interest expense	376,430	472,423
Other (income), net	(41,823)	(6,778)
	334,607	465,645
Income from operations before income taxes	3,753,271	700,870
Income tax expense	1,011,000	249,000
Equity method investment earnings, net of tax	335,339	—
Net income available to common shareholders	$3,077,610	$451,870

Basic earnings per share available to common shareholders	$5.61	$0.80
Diluted earnings per share available to common shareholders	$5.57	$0.80

Basic weighted average shares outstanding	548,125	562,578
Diluted weighted average shares outstanding	552,059	567,794

Dividends declared and paid per common share	$0.18	$0.18

AMCON Distributing Company and Subsidiaries Condensed Consolidated Unaudited Statements of Shareholders’ Equity for the three months ended December 31, 2020 and 2019

					Additional
	Common Stock		Treasury Stock		Paid-in	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Total
THREE MONTHS ENDED DECEMBER 2019
Balance, October 1, 2019	856,039	$8,561	(303,425)	$(28,831,855)	$23,165,639	$66,414,397	$60,756,742
Dividends on common stock, $0.46 per share	—	—	—	—	—	(273,630)	(273,630)
Compensation expense and issuance of stock in connection with equity-based awards	13,328	131	—	—	1,027,315	—	1,027,446
Repurchase of common stock	—	—	(109)	(8,156)	—	—	(8,156)
Net income	—	—	—	—	—	451,870	451,870
Balance, December 31, 2019	869,367	$8,692	(303,534)	$(28,840,011)	$24,192,954	$66,592,637	$61,954,272

THREE MONTHS ENDED DECEMBER 2020
Balance, October 1, 2020	869,867	$8,697	(332,152)	$(30,861,549)	$24,282,058	$71,362,334	$64,791,540
Dividends on common stock, $5.18 per share	—	—	—	—	—	(3,038,544)	(3,038,544)
Compensation expense and issuance of stock in connection with equity-based awards	13,722	137	—	—	725,181	—	725,318
Repurchase of common stock	—	—	(68)	(5,738)	—	—	(5,738)
Net income	—	—	—	—	—	3,077,610	3,077,610
Balance, December 31, 2020	883,589	$8,834	(332,220)	$(30,867,287)	$25,007,239	$71,401,400	$65,550,186

AMCON Distributing Company and Subsidiaries Condensed Consolidated Unaudited Statements of Cash Flows for the three months ended December 31, 2020 and 2019

	December	December
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,077,610	$451,870
Adjustments to reconcile net income from operations to net cash flows from (used in) operating activities:
Depreciation	774,285	725,461
Equity method investment earnings, net of tax	(335,339)	—
Loss (gain) on sales of property and equipment	(2,000)	—
Equity-based compensation	346,891	129,931
Deferred income taxes	132,736	154,792
Provision (recovery) for losses on doubtful accounts	(24,000)	371,000
Inventory allowance	172,137	51,587
Other	—	(42,011)

Changes in assets and liabilities:
Accounts receivable	4,589,579	(7,171,661)
Inventories	30,967,449	39,333,140
Prepaid and other current assets	(5,792,622)	(1,578,437)
Other assets	40,193	42,052
Accounts payable	(5,069,889)	(1,623,841)
Accrued expenses and accrued wages, salaries and bonuses	(1,793,704)	(2,509,401)
Other long-term liabilities	(169,854)	—
Income taxes payable and receivable	(211,854)	95,772
Net cash flows from (used in) operating activities	26,701,618	28,430,254

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(432,505)	(1,228,462)
Proceeds from sales of property and equipment	2,000	—
Net cash flows from (used in) investing activities	(430,505)	(1,228,462)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facility	385,943,710	330,596,076
Repayments under revolving credit facility	(414,863,443)	(357,448,761)
Proceeds from borrowings on long-term debt	3,000,000	—
Principal payments on long-term debt	(136,119)	(131,580)
Repurchase of common stock	(5,738)	(8,156)
Dividends on common stock	(105,599)	(107,084)
Settlement and withholdings of equity-based awards	(250,021)	—
Net cash flows from (used in) financing activities	(26,417,210)	(27,099,505)
Net change in cash	(146,097)	102,287
Cash, beginning of period	661,195	337,704
Cash, end of period	$515,098	$439,991

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$426,655	$519,459
Cash paid (refunded) during the period for income taxes	1,090,119	(1,563)

Supplemental disclosure of non-cash information:
Equipment acquisitions classified in accounts payable	$16,007	$234,816
Dividends declared, not paid	2,932,945	166,546
Issuance of common stock in connection with the vesting and exercise of equity-based awards	949,812	990,653

Contacts

Christopher H. Atayan
AMCON Distributing Company
Ph 402-331-3727